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                                                                     Exhibit 5.2

                 [LETTERHEAD OF RICHARDS, LAYTON & FINGER, P.A.]

                                November 2, 2001

Prudential Financial Capital Trust I
Prudential Financial, Inc.
751 Broad Street
Newark, NJ 07102

          Re:  Prudential Financial Capital Trust I
               ------------------------------------

Ladies and Gentlemen:

          We have acted as special Delaware counsel for Prudential Financial, Inc., a New Jersey corporation (the "Company"), and Prudential Financial Capital Trust I, a Delaware business trust (the "Trust"), in connection with the matters set forth herein. At your request, this opinion is being furnished to you.

          For purposes of giving the opinions hereinafter set forth, our examination of documents has been limited to the examination of originals or copies of the following:

          (a) The Certificate of Trust of the Trust (the "Certificate"), as filed in the office of the Secretary of State of the State of Delaware (the "Secretary of State") on September 24, 2001;

          (b) The Declaration of Trust of the Trust, dated as of September 24, 2001, among the Company and the trustees of the Trust named therein;

          (c) A form of Amended and Restated Declaration of Trust of the Trust (including Annex I and Exhibits A-1 and A-2 thereto) (the "Declaration"), to be entered into among the Company, as sponsor, the trustees of the Trust named therein, and the holders, from time to time, of undivided beneficial interests in the assets of the Trust, attached as an exhibit to the Registration Statement (as defined below);
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Prudential Financial Capital Trust I
November 2, 2001
Page 2

          (d) Amendment No. 1 to the Registration Statement on Form S-1 (the "Registration Statement"), including a prospectus (the "Prospectus"), relating, inter alia, to the capital securities of the Trust representing undivided beneficial interests in the assets of the Trust (each, a "Capital Security" and collectively, the "Capital Securities"), as proposed to be filed by the Company and the Trust with the Securities and Exchange Commission on or about November 1, 2001; and

          (e) A Certificate of Good Standing for the Trust, dated October 31, 2001, obtained from the Secretary of State.

          Capitalized terms used herein and not otherwise defined are used as defined in the Declaration.

          For purposes of this opinion, we have not reviewed any documents other than the documents listed in paragraphs (a) through (e) above. In particular, we have not reviewed any document (other than the documents listed in paragraphs
(a) through (e) above) that is referred to in or incorporated by reference into the documents reviewed by us. We have assumed that there exists no provision in any document that we have not reviewed that is inconsistent with the opinions stated herein. We have conducted no independent factual investigation of our own but rather have relied solely upon the foregoing documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we have assumed to be true, complete and accurate in all material respects.

          With respect to all documents examined by us, we have assumed (i) the authenticity of all documents submitted to us as authentic originals, (ii) the conformity with the originals of all documents submitted to us as copies or forms, and (iii) the genuineness of all signatures.

          For purposes of this opinion, we have assumed (i) that the Declaration and the Certificate are in full force and effect and have not been amended, (ii) except to the extent provided in paragraph 1 below, that each party to the documents examined by us has been duly created, organized or formed, as the case may be, and is validly existing in good standing under the laws of the jurisdiction governing its creation, organization or formation, (iii) the legal capacity of natural persons who are parties to the documents examined by us,
(iv) that each of the parties to the documents examined by us has the power and authority to execute and deliver, and to perform its obligations under, such documents, (v) that each party to the documents examined by us has duly authorized, executed and delivered such documents, (vi) the receipt by each Person to whom a Capital Security is to be issued by the Trust (collectively, the "Capital Security Holders") of a Capital Security Certificate for such Capital Security and the payment for the Capital Security acquired by it, in accordance with the Declaration and the Registration Statement, and (vii) that the Capital Securities are issued and sold to the Capital Security Holders in accordance with the Declaration and the Registration Statement. We have
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Prudential Financial Capital Trust I
November 2, 2001
Page 3

not participated in the preparation of the Registration Statement and assume no responsibility for its contents.

          This opinion is limited to the laws of the State of Delaware (excluding the securities laws of the State of Delaware), and we have not considered and express no opinion on the laws of any other jurisdiction, including federal laws and rules and regulations relating thereto. Our opinions are rendered only with respect to Delaware laws and rules, regulations and orders thereunder that are currently in effect.

          Based upon the foregoing, and upon our examination of such questions of law and statutes of the State of Delaware as we have considered necessary or appropriate, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

          1. The Trust has been duly created and is validly existing in good standing as a business trust under the Business Trust Act.

          2. The Capital Securities will represent valid and, subject to the qualifications set forth in paragraph 3 below, fully paid and nonassessable undivided beneficial interests in the assets of the Trust.

          3. The Capital Security Holders, as beneficial owners of the Trust, will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware. We note that the Capital Security Holders may be obligated to make payments as set forth in the Declaration.

          We consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement. In addition, we hereby consent to the use of our name under the heading "Validity of the Equity Security Units" in the Prospectus. In giving the foregoing consents, we do not thereby admit that we come within the category of Persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                       Very truly yours,

                                       /s/ Richards, Layton & Finger, P.A.
                                       -----------------------------------------
                                       Richards, Layton & Finger, P.A.